EXHIBIT 3.6

                                STATE OF FLORIDA

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Merger, filed on November 21, 1996 for I-VIEW SOFTWARE, INC., the surviving Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H96000016423. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P95000091794.

                      Given under my hand and the
                      Great Seal of the State of Florida,
                      at Tallahassee, the Capital, this the
                      Twenty-first day of November, 1996

Authentication Code: 996A00053006-112196-P95000091794-1/1


[SEAL]                                  /s/ SANDRA B. MORTHAM
                                        ---------------------------
                                            Sandra B. Mortham
                                            Secretary of State
CR2E022(1-95)

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                               ARTICLES OF MERGER
                                       OF
                             I-VIEW SOFTWARE, INC.,
                             a Florida corporation
                                      AND
                          TESSIER TECHNOLOGIES, INC.,
                             a Florida corporation

Pursuant to the provision of the Florida Business Corporation Act, the domestic corporations herein named do hereby adopt the following articles of merger.

         1. The following, annexed hereto and made a part hereof, is the Agreement and Plan of Merger for merging Tessier Technologies, Inc., a Florida corporation with and into I-View Software, Inc., a Florida corporation, as approved and adopted by written consent of the shareholders of I-View Software, Inc. entitled to vote thereon given on November 20, 1996, in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act, and as approved and adopted by written consent of the shareholders of Tessier Technologies, Inc. entitled to vote thereon given on November 20, 1996, in accordance with the provisions of Section 607.0704 the Florida Business Corporation Act.

         2. I-View Software, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Florida Business Corporation Act.

Executed on November 20, 1996.


                                             I-VIEW SOFTWARE, INC.


                                             By: /s/ PETER BERG
                                             ---------------------------
                                                 Peter Berg,
                                                 Chief Executive Officer


                                             TESSIER TECHNOLOGIES, INC.



                                             By: /s/ YANNICK TESSIER
                                             ---------------------------
                                                 Yannick Tessier, President